Exhibit 4.16
Execution copy

THIRD AMENDMENT TO AMENDED AND RESTATED
REVOLVING TRADE
RECEIVABLES PURCHASE AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 21st day of November, 2013.
BETWEEN:
CELESTICA INC.,
(hereinafter referred to as the “Servicer”),
- and -
CELESTICA LLC,
CELESTICA CZECH REPUBLIC S.R.O.,
CELESTICA HOLDINGS PTE LTD,
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),
CELESTICA HONG KONG LTD.,
CELESTICA (ROMANIA) S.R.L.,
CELESTICA JAPAN KK,
CELESTICA OREGON LLC
-and-
CELESTICA ELECTRONICS (M.) SDN. BHD.

(hereinafter referred to collectively as the “Sellers”),
DEUTSCHE BANK (MALAYSIA) BERHAD
(hereinafter referred to as “Purchaser” and together with Deutsche Bank, as the “Purchasers”)

NY 243415367v1

- and -
DEUTSCHE BANK AG, NEW YORK BRANCH,
(hereinafter referred to as the “Administrative Agent” and “Deutsche Bank”).
WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent are parties to an Amended and Restated Revolving Trade Receivables Purchase Agreement dated as of November 4, 2011, as amended by the First Amendment dated as of November 19, 2012 and by the Second Amendment dated as of January 2, 2013 (as so amended, the “Receivables Purchase Agreement”);
WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this amending agreement (this “Amending Agreement”);
AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.
Defined Terms All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

2.	Amendments of Definitions in Section 1.1:

2.1    The definition of “Availability Termination Date” is amended and restated in its entirety as follows:

“Availability Termination Date”: the earlier of (i) the date that is the ninth anniversary of the Closing Date and (ii) the date on which the Administrative Agent delivers to the Servicer a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).

3.	Amendment to the Obligor Limits Schedule 1.2, “Eligible Buyers, Obligor Limits and Applicable Percentages” is deleted and replaced with Schedule 1.2 attached hereto.

4.
Representations and Warranties To induce the Administrative Agent and the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that each of Celestica Czech Republic and Celestica Valencia shall only be responsible hereunder for its own representations and warranties):

(a)    The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.
(b)    The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2012, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

(c)    The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement and as of the Effective Date (as defined below) that since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.
Ratification Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

6.
Counterparts This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

7.
Confirmation of Guarantee The Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

8.
Further Assurances Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

9.
Conditions to Effectiveness This Amending Agreement shall become effective (such date being the “Effective Date”) upon receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by each of the parties hereto. The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.

10.
Successors and Assigns This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

11.	Governing Law This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

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IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as Guarantor
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA LLC
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA CZECH REPUBLIC S.R.O.
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL)
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA HONG KONG LTD.
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA JAPAN KK
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA ELECTRONICS (M) SDN. BHD.
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA OREGON LLC
by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser
by	/s/ Robert Altman
Name: Robert Altman
Title: Assistant Vice President
/s/ Albert Hernandez
by	Name: Albert Hernandez
Title: Assistant Vice President

DEUTSCHE BANK (MALAYSIA) BERHAD, as Purchaser

by /s/ Wendy Ang___________________
Name: Wendy Ang
Title: Vice President

by /s/ Karthiyani Ramalingam_________
Name: Karthiyani Ramalingam
Title: Vice President

SCHEDULE 1.2
To the Receivables Purchase Agreement, Eligible Buyers, Obligor Limits and Applicable Percentages

Obligors Names	DB	Citi	Pricing
APPLIED MATERIALS INC	5,000,000		O/N Libor + 1.05%
CISCO SYSTEMS INC	10,000,000		O/N Libor + 0.60%
GOOGLE INC	10,000,000		O/N Libor + 0.50%
HONEYWELL INTERNATIONAL INC		10,000,000	O/N Libor + 0.80%
IBM CORPORATION		10,000,000	O/N Libor + 0.80%
JUNIPER NETWORKS INC		25,000,000	O/N Libor + 1.35%
NEC CORPORATION	20,000,000		O/N JPY Libor + 1.40%
POLYCOM, INC	5,000,000		O/N Libor + 1.40%
IBM Corporation Endicott		10,000,000	O/N Libor + 1.00%
IBM IRELAND PRODUCT DISTRIBUTION LIMITED		45,000,000	O/N Libor + 1.00%
APPLIED MATERIALS ISRAEL LTD	5,000,000		O/N Libor + 1.05%
AMAT-VMO	5,000,000		O/N Libor + 1.05%
APPLIED MATERIALS SE ASIA PTE	5,000,000		O/N Libor + 1.05%
EMC INFORMATION SYSTEMS INTL	10,000,000		O/N Libor + 1.05%
ORACLE AMERICA, INC.	12,500,000	12,500,000	O/N Libor + 0.90%
ORACLE EMEA LTD	2,500,000	2,500,000	O/N Libor + 0.90%
ORACLE USA, INC.	2,500,000	2,500,000	O/N Libor + 0.90%
POLYCOM GLOBAL INC	10,000,000		O/N Libor + 1.50%
Hitachi Global Storage Technologies (Thailand) Ltd	15,000,000		O/N Libor + 1.50%
Hitachi Global Storage Technologies Singapore PTE Ltd	15,000,000		O/N Libor + 1.50%
	132,500,000	117,500,000

NY 240,667,296v6 11-16-10